Exhibit 99.1

Eagle Broadband Signs Distribution Agreement with SAIC for Orb' Phone Exchange Global Satellite Voice and Data Communications Solution

    SAN DIEGO, Calif & LEAGUE CITY, Texas--(BUSINESS WIRE)--Jan. 20,
2004--

   Multi-Year Agreement Expands Access to Key Government, Military,
     Homeland Security & Commercial Customers Seeking Lower-Cost,
          Non-Line-of-Sight Satellite Communications Services

    Eagle Broadband, Inc. (AMEX:EAG), a leading supplier of broadband and communications products and services, announced today that Science Applications International Corporation (SAIC) has signed a distribution agreement to sell Eagle's Orb' Phone Exchange satellite communications platform to government, military, homeland security and commercial customers worldwide.
    Eagle's Orb' Phone Exchange technology leverages global satellite communication networks, such as Globalstar and Iridium, to deliver critical voice and data services for multiple concurrent users in non-line-of-sight operating environments, such as within buildings, aircraft, ships, dense metropolitan areas, and remote/underground locations. The technology provides worldwide communications coverage that can greatly enhance user productivity, mobility, problem solving, field-to-headquarters collaboration, and emergency backup/response for a wide range of mission-critical and everyday communications applications. The platform is ideally suited for areas where voice and data communication service is not traditionally available and mobility, flexibility, and reliability are essential.
    The agreement grants SAIC non-exclusive distribution rights for the Orb' Phone Exchange in both domestic and international markets and establishes a framework for marketing and selling, solution bundling, product enhancements, and business development. In addition, SAIC will be designated as an Eagle Broadband Preferred Communication Solutions associate, which gives SAIC access to custom development services, project financing, expedited product delivery, and comprehensive market development resources.
    "The Orb' Phone Exchange enables SAIC to expand its position in communications systems and technologies thus satisfying a broader range of critical customer communications needs," said Eric Kaiser, SAIC corporate vice president, software and communications systems. "We see many applications for this exciting new technology and look forward to working closely with Eagle Broadband to make the Orb' Phone Exchange available to our military, government and commercial customers worldwide."
    "SAIC is a great company with very deep relationships with some of the most sophisticated and respected communications users in the world," said Dave Weisman, chief executive officer, Eagle Broadband. "We view this relationship as a great opportunity to extend the addressable markets for the Orb' Phone Exchange platform. We look forward to working closely with SAIC to deliver quality non-line-of-sight communication capabilities to their demanding customer base."

    About SAIC

    SAIC is the nation's largest employee-owned research and engineering company, providing information technology, systems integration and eSolutions to commercial and government customers. SAIC engineers and scientists work to solve complex technical problems in national and homeland security, energy, the environment, space, telecommunications, health care, transportation and logistics. With annual revenues of $5.9 billion, SAIC and its subsidiaries, including Telcordia Technologies, have more than 42,000 employees at offices in more than 150 cities worldwide. More information about SAIC can be found at www.saic.com.

    About Eagle Broadband

    Eagle Broadband, Inc., is a leading provider of broadband, communications and enterprise management products and services. Eagle's exclusive "four-play" suite of very high-speed Internet, cable TV/video, voice and security monitoring Bundled Digital Services (BDS(SM)), HDTV-ready multimedia set-top boxes, and turnkey suite of financing, network design, deployment and operational services enable municipalities, real estate developers, hotels, multi-tenant owners and service providers to deliver exceptional value, state-of-the-art entertainment and communications choices and single-bill convenience to their residential and business customers. Eagle has extensive "last mile" cable and fiber installation capabilities and provides complete IT business integration and enterprise management solutions including network security, intrusion detection, anti-virus protection, managed firewall and content filtering to Fortune 1000 companies. Eagle also markets the Orb' Phone Exchange non-line-of-sight communications system that provides true "total" global voice and data communications services through the Iridium Satellite constellation to Fortune 1000 enterprises, commercial aviation, government, military and homeland security customers. The company is headquartered in League City, Texas, south of Houston, near the NASA Johnson Space Center. For more information, please visit www.eaglebroadband.com or call 281-538-6000.
    Forward-looking statements in this release are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties, including, without limitation, continued acceptance of the company's products, increased levels of competition, new products and technological changes, the company's dependence upon third-party suppliers, intellectual property rights, and other risks detailed from time to time in the company's periodic reports filed with the Securities and Exchange Commission.

    CONTACT: SAIC
             Ron Zollars, 858-826-7896
             zollarsr@saic.com
             or
             Eagle Broadband
             Investor Relations
             Clareen O'Quinn, 800-628-3910 or 281-538-6000
             coquinn@egbb.com
             or
             CWR & Partners
             Ronnie Welch, 508-222-4802
             ronnie@cwrpartners.com